UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT: August 7, 2006
(Date of earliest event reported)
POWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12488	88-0106100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8550 Mosley Drive
Houston, Texas (Address of Principal Executive Offices)	77075-1180 (Zip Code)
(713) 944-6900
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Action (17CFR240.14D-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Explanatory Note
This Current Report on Form 8-K/A is filed as an amendment to the Current Report on Form 8-K filed by Powell Industries, Inc. (the “Company”) on August 9, 2006 (the “Original 8-K”). The Company is amending Item 9.01(d) (Exhibits) to replace the Asset Purchase Agreement (the “Purchase Agreement”) dated as of August 7, 2006 and the Powell Supply Agreement (the “Powell Agreement”) dated as of August 7, 2006 that were filed as Exhibits 2.1 and 10.1, respectively, to the Original 8-K. The Company has limited redactions in the Purchase Agreement and the Powell Agreement in response to comments received from the Securities and Exchange Commission to the Company’s Confidential Treatment Request filed separately with the Securities and Exchange Commission.
Exhibit 2.1 of this Current Report on Form 8-K/A includes the revised Purchase Agreement and replaces Exhibit 2.1 of the Original 8-K in its entirety. Exhibit 10.1 of this Current Report on Form 8-K/A includes the revised Powell Agreement and replaces Exhibit 10.1 of the Original 8-K in its entirety. All other disclosures of the Original 8-K remain unchanged.
Item 9.01 — Financial Statements and Exhibits
(d) Exhibits

Exhibit
Number	Description
2.1*	Asset Purchase Agreement between the Company and General Electric Company dated August 7, 2006.

10.1*	Powell Supply Agreement between the Company and General Electric Company dated August 7, 2006.

*	Portions of this exhibit have been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Such omitted portions have been filed separately with the Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POWELL INDUSTRIES, INC.
Date: June 16, 2008	By:	/s/ DON R. MADISON
Don R. Madison
Executive Vice President Chief Financial and Administrative Officer (Principal Accounting and Financial Officer)

Exhibit Index

Exhibit
Number	Description
2.1*	Asset Purchase Agreement between the Company and General Electric Company dated August 7, 2006.

10.1*	Powell Supply Agreement between the Company and General Electric Company dated August 7, 2006.

*	Portions of this exhibit have been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Such omitted portions have been filed separately with the Commission.